
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND THE CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               SEP-30-2000
<DEBT-HELD-FOR-SALE>                            13,629<F1>
<DEBT-CARRYING-VALUE>                            1,541<F2>
<DEBT-MARKET-VALUE>                              1,599<F3>
<EQUITIES>                                         865
<MORTGAGE>                                           0
<REAL-ESTATE>                                        0
<TOTAL-INVEST>                                  16,668
<CASH>                                              26
<RECOVER-REINSURE>                                 117<F4>
<DEFERRED-ACQUISITION>                             826
<TOTAL-ASSETS>                                  24,860
<POLICY-LOSSES>                                 11,759<F5>
<UNEARNED-PREMIUMS>                              3,491<F6>
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                                0
<NOTES-PAYABLE>                                    754<F7>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           179
<OTHER-SE>                                       6,526<F8>
<TOTAL-LIABILITY-AND-EQUITY>                    24,860
<PREMIUMS>                                       4,562
<INVESTMENT-INCOME>                                712
<INVESTMENT-GAINS>                                  48
<OTHER-INCOME>                                      78<F9>
<BENEFITS>                                       3,057
<UNDERWRITING-AMORTIZATION>                      1,220
<UNDERWRITING-OTHER>                               330
<INCOME-PRETAX>                                    655
<INCOME-TAX>                                       109
<INCOME-CONTINUING>                                546
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       546
<EPS-BASIC>                                       3.13
<EPS-DILUTED>                                     3.06
<RESERVE-OPEN>                                       0<F10>
<PROVISION-CURRENT>                                  0<F10>
<PROVISION-PRIOR>                                    0<F10>
<PAYMENTS-CURRENT>                                   0<F10>
<PAYMENTS-PRIOR>                                     0<F10>
<RESERVE-CLOSE>                                      0<F10>
<CUMULATIVE-DEFICIENCY>                              0<F10>

<F1> DEBT-HELD-FOR-SALE REPRESENTS FIXED MATURITY INVESTMENTS CLASSIFIED AS
     AVAILABLE-FOR-SALE AND CARRIED AT MARKET VALUE AS PRESCRIBED BY SFAS NO. 115.
<F2> DEBT-CARRYING-VALUE REPRESENTS FIXED MATURITY INVESTMENTS CLASSIFIED AS
     HELD-TO-MATURITY AND CARRIED AT AMORTIZED COST AS PRESCRIBED BY SFAS NO. 115.
<F3> DEBT-MARKET-VALUE REPRESENTS THE RELATED MARKET VALUE OF FIXED MATURITIES
     CLASSIFIED AS HELD-TO-MATURITY.
<F4> RECOVER-REINSURE REPRESENTS REINSURANCE RECOVERABLE ON PAID CLAIMS.
<F5> POLICY-LOSSES EXCLUDE THE REDUCTIONS FOR REINSURANCE RECOVERABLES ON UNPAID
     CLAIMS ($1,782). AS PRESCRIBED BY SFAS NO. 113. SUCH AMOUNTS ARE INCLUDED IN
     TOTAL ASSETS.
<F6> UNEARNED-PREMIUMS EXCLUDE THE REDUCTION FOR PREPAID REINSURANCE PREMIUMS ($242)
     AS PRESCRIBED BY SFAS NO. 113. THIS PREPAID AMOUNT IS INCLUDED IN TOTAL ASSETS.
<F7> NOTES-PAYABLE INCLUDES LONG-TERM DEBT OF $754.
<F8> OTHER-SE INCLUDES PAID IN SURPLUS: RETAINED EARNINGS, FOREIGN CURRENCY
     TRANSLATION LOSSES, NET OF INCOME TAX, UNREALIZED APPRECIATION OF INVESTMENTS,
     NET RECEIVABLE FROM ESOP AND TREASURY STOCK.
<F9> OTHER-INCOME REPRESENTS REVENUES FROM REAL ESTATE AND OTHER NON-INSURANCE
     OPERATIONS.
<F10>AMOUNTS FOR SECURITIES ACT INDUSTRY GUIDE 6 AND EXCHANGE ACT INDUSTRY GUIDE 4
     DISCLOSURES ARE REQUIRED FOR ANNUAL FILINGS ONLY, ACCORDINGLY, NO AMOUNTS WILL
     BE REPORTED FOR INTERIM FILINGS.

